Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com
Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Ryan A. Marrone
Bruce M. Sattin***
Gregg E. Jaclin**

Of Counsel
Stephen Skillman
Linda R. Feinberg
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
(45,372)

Robert P. Panzer
Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Tracey C. Hinson**
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Ruff

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
†U.S. Patent & Trademark Office

September 23, 2013

Lone Star Gold, Inc.
6565 Americas Parkway NE, Suite 200
Albuquerque, NM 87110

Gentlemen:

You have requested our opinion, as counsel for Lone Star Gold, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission.
The Registration Statement relates to an offering of 26,100,000 shares of the Company’s common stock.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the common stock to be sold by the selling stockholder, issuable upon the conditions contemplated in the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable upon issuance.

No opinion is expressed herein as to any laws other than the laws of the State of Nevada. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Szaferman, Lakind, Blumstein & Blader

Szaferman, Lakind, Blumstein & Blader, PC
Lawrenceville, New Jersey